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                            HORIZON BANCORP, INC.

                                  EXHIBIT 11

               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                         Three Months Ended                       Six Months Ended
                                    ----------------------------            ----------------------------
                                     June 30,           June 30,             June 30,           June 30,
                                       1995               1994                 1995               1994
                                       ----               ----                 ----               ----
PRIMARY:

Average shares outstanding           2,835,637          2,835,670            2,835,653          2,835,670
Net effect of options                       85                  0                   85                  0
                                    ----------         ----------           ----------         ----------
  Total                              2,835,722          2,835,670            2,835,738          2,835,670
                                    ==========         ==========           ==========         ==========

Net Income                          $2,066,000         $1,743,000           $4,147,000         $3,328,000
                                    ==========         ==========           ==========         ==========

Earnings Per Share                       $0.73              $0.61                $1.46              $1.17
                                         =====              =====                =====              =====


FULLY DILUTED:

Average shares outstanding           2,835,637          2,835,670            2,835,653          2,835,670
Net effect of options                       85                  0                   85                  0
                                    ----------         ----------           ----------         ----------
  Total                              2,835,722          2,835,670            2,835,738          2,835,670
                                    ==========         ==========           ==========         ==========

Net Income                          $2,066,000         $1,743,000           $4,147,000         $3,328,000
                                    ==========         ==========           ==========         ==========

Earnings Per Share                       $0.73              $0.61                $1.46              $1.17
                                         =====              =====                =====              =====
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